UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 31, 2007

Date of Report (Date of earliest event reported)

Medistem Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-100137	86-1047317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2027 E. Cedar St., Suite 102, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (954) 727-3662

Not applicable.

(Former name or former address, if changed since last report.)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into Definitive Material Agreement.

On January 7, 2008, Medistem Laboratories, Inc. (the “Company”) announced that it had entered into a  Second Amended and Restated License Agreement (“Second Amendment”) with the Costa Rican entity Institute for Cellular Medicine (“ICM”), dated December 31, 2007.  This Second Amendment amends the previous license agreement with ICM and has the effect of: (i) revising the royalty rate from 85% of ICM’s pretax income to 20% of ICM’s gross revenues; (ii) extending the term of the license agreement to perpetuity; and (iii) removing the Company’s obligation to fund ICM pursuant to the license agreement. Because of his involvement with ICM, Dr. Neil H. Riordan abstained from voting on the Board of Directors’ decision to approve the amendment. The full text of the Second Amendment is attached hereto as Exhibit 99.1.  A copy of the press release is attached hereto as Exhibit 99.2

The Company’s Board of Directors has been examining the strategy and structure of the Company’s licensing activities. After consultation with management and outside valuation experts, the Board of Directors determined it was in the best interests of the Company and its shareholders to alter the ICM licensing arrangement from one based on 85% of pre-tax income to one based on 20% gross revenues. Additionally, with the removal of the Company’s obligation to fund ICM from the licensing agreement, ICM will no longer be consolidated in the financial statements of the Company. These events will allow management of the Company to focus on its bio-tech endeavors while retaining cash flows related to the ICM license.

For the nine months ended September 30, 2007, 85% of ICM’s pre-tax income amounted to approximately $265,000, whereas 20% of ICM’s gross revenues for the same period totaled approximately $286,000.   Based on management’s projections for the next several years, the amended and restated licensing agreement provides substantially similar cash flows to the Company as compared to the current agreement.

Additionally, the Board retained the services of an independent valuation expert to value the current licensing agreement versus the new amended and restated licensing agreement based on internal financial projections provided by management. According to the written report of that expert, the value of the Company’s licensing arrangement with ICM is higher under the amended and restated licensing agreement.

Because of the modification to the license agreement, ICM no longer meets the criteria as a variable interest entity for which the Company is the primary beneficiary.  As such, ICM will cease to be consolidated in the Company’s financial statements beginning December 31, 2007.  At September 30, 2007, ICM had current assets of approximately $262,000, total assets of approximately $688,000, current liabilities of approximately $32,000 and loans due to Medistem of approximately $898,000.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Second Amended and Restated License Agreement, dated as of December 31, 2007 by and among Medistem Laboratories, Inc. and Institute for Cellular Medicine.
99.2	Press Release dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISTEM LABORATORIES, INC.

Date:  January 7, 2008

By:   /s/ Steve Rivers

Name: Steve Rivers

Title: Chief Financial Officer